Exhibit 21

                     Subsidiaries of Southern Scottish Inns, Incorporated

BVLC, Inc.
BVMC, Inc.

Carriage Inn of Huntsville, Inc.

Gulf Modular Constructors, Inc.
Gulfside Mortgage Company

Hospitality Food Services, Inc.
Hospitality International, Inc.
Hospitality Mortgage Company
Hospitality Operations of Houma, Inc.
Houmas Hospitality Corporation

Iberia Hospitality Corporation

LAFLA, Inc.

O. S. of South Louisiana, Inc.

Red Carpet Inns, International, Inc.

Scottish Venture One, Inc.
Southern Building & Home Supple, Inc.
Southern Hospitality Management Corporation
Southern Hosts, Inc.
Southern Hotels of Louisville, Inc.
Southern Spirits, Inc.
Southern Inns of Arkansas, Inc.
Southern Scottish Inns No. 1, Inc.
Southern Scottish Inns No. 2, Inc.
Southern Scottish Inns No. 3, Inc.
Southern Scottish Inns No. 4, Inc.
Southern Scottish Inns No. 5, Inc.
Southern Scottish Inn - Ocala, Inc.
Southern Scottish Inns of Biloxi, Inc.
Southern Scottish Inns of McComb, Miss, Inc.
Southern Scottish Inns of Miss, Inc.
Spanish Trail Hospitality Corporation

The Ginger Tree Corporation